Exhibit 2.2

Geschäftsleitung der	Niederlassung Bayreuth-Hof
Waterford Wedgwood GmbH	Firmenkunden und Freie Berufe
Wittelsbacherstr. 43	Altstadt 2-4
95028 Hof
95100 Selb	Telefax: (09281) 897298
Rudolf.Albrecht@hvb.de
Bitte angeben: 132627461

Ihre Gesprächspartner	Telefon		Datum
Rudolf Albrecht	(09281)	897-216	21. November 2003
Dieter Heerdegen	(0921)	290-124

Granting of a credit line

Dear Mr. Barnes,

Dear Mr. Five,

Preamble:

The restructuring of the credit facilities for Rosenthal- AG (“RAG”) and Waterford Wedgwood GmbH (“WW GmbH”) takes place, hand in hand with the restructuring of the debt for the parent company, Waterford Wegdwood plc (“WW plc.”), that has to be completed until 30.11.2003.

The restructuring of the credit line for RAG is an essential component of the refinancing requirements on the part of the debt capital investors on the part of WW plc:

Until the end of November 2003 about EUR 165 million shall be generated for WW plc by an issue of bonds and approx.  EUR 38 million by way of capital increase.  This will be partially used for a prepayment of facilities and “Private Placements”.  In doing so the debt capital investors are called upon to commit the credit lines middle-term.  In return securities can be granted.

Pursuant to RAG it is deemed to be agreed, that the following restructuring of the credit lines will become effective if the following conditions are met

•       the prolongation of the current shareholders’ loans in favour of RAG granted by Statum Limited in amount of EUR 13,000,000 and granted by WW GmbH in an amount of EUR 45,800,000 (except for EUR 5,000,000, that shall be transformed into equity capital of RAG by WW GmbH waiving the repayment of the loan in such amount; therefore evidence has to be provided, showing that the drawn

1

loans remain unrepaid and the other terms and conditions of the shareholder loans remain unaltered, at least until 30 April 2005 as well as shareholders’ resolution have to be provided authorising the waiver of the repayment of the EUR 5 million shareholder loan (until 30.11.2003).  Furthermore the lenders undertake not to assign any claims under the shareholder loans to third parties

•       the security documents validly executed by RAG regarding the security transfer of the manufactured goods under the trademark “Hutschenreuther” the assignment of the trademark- and image rights “Rosenthal” until 30 November 2003

With the fulfilment of the conditions mentioned above the exisiting

1.     working capital facility granted to RAG in an amount of EUR 5,113,000.00 (in Worten: fünf Millionen einhundertdreizehntausend Euro), pursuant to a credit commitment as of 19.05./21.05.2003,

Security: Guarantee of WW plc. over DM 10,000,000.00 pursuant to a guarantee declaration as of 05.05.2000

2.     Syndicated loan facility granted to RAG in an amount of EUR 14,320,000.00 (in Worten: vierzehn Millionen dreihundertzwanzigtausend Euro) amount currently outstandin EUR 10,024,000, pursuant to a syndicated loan agreement as of 02.08./06.08.2001,

Security: Strong Letter of Comfort of WW plc. dated 31.07./02.08.2001, negative pledge with respect to trademark “Hutschenreuther” and pari passu statement in relation to current assets and floating capital of RAG

3.     working capital facility granted to WW GmbH in amount of EUR 5,000,000.00 (in Worten: fünf Millionen Euro), pursuant to a credit commitment dated 05.05/07.05.2003,

Security: Strong Letter of Comfort of WW plc. dated 15.05.2003 are repaid, resp. refinanced, and the security (Letter of comfort, Guarantee) granted by WW plc. is released versus repayment.

The repayment of the aforementioned credit line No 3 mentioned above will take place in connection with the restructuring by the following loan agreements:

Upon the fulfilment of the conditions mentioned above WW GmbH is granted the credit line mentioned below.

We are pleased to offer you a current account credit line:

Amount :	EUR 5,000,000.00
(in Worten: fünf Millionen Euro),

the special repayment in amount of EUR 6,600,000 which shall be made by WW plc. in connection with the capital measures mentioned above, primarily serves as

2

repayment of the credit facility granted to you in an amount of EUR 5,000,000.00 (in Worten: fünf Millionen Euro).

If this special repayment should not be made, the Rosenthal Aktiengesellschaft will assume the WW GmbH loan.  From the date of the assumption of the WW GmbH loan, the terms and conditions of the credit commitment granted to RAG on 24 November 2003 shall also be applied to the WW GmbH loan, in particular including the existing security and/or the security accruing.

alternatively useable in EUR as:

	1.	current account credit on the bank account No: 0000/5804704576 of WW GmbH

	2.	euro credit in EUR on various bank accounts to the maximum amount of 5,000,000.00 Euro (in Worten: fünf Millionen Euro).

Borrower:	bank account No: 0000/5804704576, Firma Waterford Wedgwood GmbH, Wittelsbacher Str. 43, 95100 Selb

Purpose of Use:	The credit serves commercial purposes.

(Financing Working Capital of RAG)

Maturity /Repayment:	until 31, March 2005

As far as this credit commitment provides an alternatively use of the credit line in credit types with fixed interest rate, the credit section utilized as fixed interest rate credit cannot be repaid before the expiration of the relevant interest rate period.

Conditions:	ad 1: 2,75 % over EURIBOR-ninety days’ loan p.a. of the utilization within the limits of the credit line.

This interest rate is valid until further notice. In the event of any changes to the general refinancing circumstances an adaptation of the interest rate by the bank takes place.

If the last public monthly average for EURIBOR-ninety days’ loan increases in relation to the monthly average of interest rate adaptation of the month before more than 0.25 basis points, the bank is entitled, to increase the interest rate of the agreement according to equitable discretion (§ 315 BGB); correspondingly the bank will reduce the interest rate of the agreement according to equitable discretion, if the monthly average for EURIBOR-ninety days’ loan decreases more than 0.25 basis points.

The exercise of equitable discretion will be conducted regardless of factors such as changes to the default risk of the customer, the rating of the bank as well as internal calculation regarding expenses.

3

Decreases of the interest rate will take place immediately after the publication of the aforementioned changes of the monthly average by noticing the borrower.  The bank is entitled to increase the interest rate within three month period, starting from the same point in time.

[ ]

In case of an increase of the interest rate of the agreement the borrower, if not agreed upon the opposite, is entitled to terminated the credit agreement pursuant to Nr. 12 Abs. 4 of the terms an conditions of the bank.

[ ]

The balancing of accounts will be done monthly.

Commitment Fee:	1.25% p.a. of the relevant credit agreement committed but not utilised.

ad No. 2: Please liase with us with respect to the amount as well as the conditions of the relevant euro credit tranches from case to case. The margin for euro credit facilities is 2.75% p.a.

Arrangement/Agency Fee:

Regarding our intense personal and long-lasting deployment in connection with this financing we charge you a monthly arrangement/agency fee in the amount of EUR 15,000. — (i.w.: Euro fünfzehntausend).  The fee will be due at the beginning of each month.  The payment ends with the month of the complete repayment of this credit resp. With the extension of this credit commitment.  In case of partial repayment of the credit the arrangement/agency fee will decrease accordingly.

Limitation of Actions:

The claims of the bank under this credit agreement becoming statute-barred after 5 years, beginning at the end of the year in which the claims accrue and in which the bank is aware or, without gross negligence, must have been aware of the circumstances giving rise to the claim and of the person of the obligor.

You will promptly inform us about changes in the shareholding/majority shareholding.

If the risk evaluation by the bank increases due to changes in shareholding, the bank, irrespectively further rights for security, has the right to demand additional security, according to Nr. 13 Abs. 2 of the terms and conditions.

If no additional security is granted, we are entitled to terminate the agreement according to Nr. 19 Abs. 3 of the terms and conditions.

Securities to be granted:

1.     Negative Pledge shares in Rosenthal AG on part of WW GmbH

4

The existing securities and/or the securities to be granted will secure all claims against you arising under the banking business relationship pursuant to the separately executed or to be executed security agreements

Additional stipulation:

Covenants:  will be agreed short-term after presentation of the budgeted balance sheet with WW GmbH.  The financial covenants will be calculated on basis of audited end-of-year figures on basis of IAS (HGB) and under retention of the discretationary valuation to the greatest possible extent.

WW GmbH (basis individual financial statement)

EBIT / financial result

Equity absolute >

The covenants will be calculated and conformed by an auditor at the balance sheet date 31.3. on basis of the audited accounts mentioned above.  The annual accounts and the covenants calculated and conformed by an auditor have to be presented the latest four months after the balance sheet date.  Over the year the banks receive the semi-annual report on the 30.9. of each year including a forecast, that includes a covenant forecast for the fiscal year end the latest on the 31.12. of each year

Events of Default:

• In case of non-compliance with the covenants an exceptional event of default arises, the termination right pursuant to No 19.3 of our terms and conditions is unaffected hereof.

• Changes in the shareholding structure or the sale of the borrowing companies.

Our definition of equity capital is:

Nominal capital (ggf. Komplementär- und Kommanditkapital)
+	reserves
+	shares of minority shareholders
+/ ./.	accumulated profits/deficits, Verlustsonderkonto
+	balance sheet net results simplified form accumulated profit/deficits of the previous years (bei Kapitalgesellschaften)
=	liable equity
./.	outstanding capital contributions
./.	own shares
+	subordinated shareholder loans
+	other subordinated liabilities
+	60 % special reserve/ untaxed special reserve with equity capital character
. / .	difference on consolidation

5

=	resources related to equity
=	equity capital in a broader sense
. / .	goodwill
. / .	accounting assistance
. / .	liabilities against non individual liable shareholders
. / .	not passivated pension obligations
=	economic equity capital (WEK)

[ ]

[ ]

[ ]

Information undertakings:

[     ]

With the acceptance of this credit agreement you are obliged, to send us Your legally validly executed annual accounts on a regular basis.

[     ]

Furthermore we ask you to inform us on regular basis of three months periods about the economic development of the sub-group of RAG and WW GmbH by sending us a short-term income statement and balance sheet, backlog of orders and incoming orders messages for trademarks, if available profit centre accounts.  Please inform us quarterly about the development of the Waterford Wedgwood-Group in form and substance, in which these informations are provided to other financing partners.

As agreed you will present us the documents concerning the corporate planning (finance and liquidity plan, business volume- and profit preview) for the sub-group of RAG, the WW GmbH and the WW-Group.

Furthermore please inform us at least quarterly about the standing of the restructuring measures incl. the impact on profit and liquidity.  RAG provides a suitable reporting suggestion hereto.

[     ]

[     ]

[     ]

This Credit Commitment replaces our commitment from 5 May/ 7 May 2003.

[     ]

Please return the executed copy of this agreement until 26 November 2003.

We are looking forward to a good cooperation.

6

Kind regards

Bayerische Hypo- und Vereinsbank

Aktiengesellschaft

Rudolf Albrecht	Dieter Heerdegen

Agreed by:

Waterford Wedgwood GmbH

Ort, Datum	Firma/Unterschrift Kreditnehmer

Acknowledged:
Rosenthal Aktiengesellschaft

Ort, Datum	Firma/Unterschrift Kreditnehmer

Statum Limited

Ort, Datum	Firma/Unterschrift Kreditnehmer

7

[      ] Bedingungen für Eurokredite der HVB Banque Luxembourg Société Anonyme

8

Persönlich/Confidential	Niederlassung Bayreuth-Hof
Herrn Ottmar C. Küsel	Firmenkunden und Freie Berufe
Vorsitzender des Vorstandes	Altstadt 2-4
der Rosenthal Aktiengesellschaft	95028 Hof
Wittelsbacherstr. 43	Telefax: (09281) 897298
Rudolf.Albrecht@hvb.de
95100 Selb	Bitte angeben: 132627461

Ihre Gesprächspartner	Telefon		Datum
Rudolf Albrecht	(09281)	897-216	21. November 2003
Dieter Heerdegen	(0921)	290-124

Granting of a credit line

Dear Mr. Kusel,

Preamble:

The restructuring of the credit facilities for Rosenthal- AG (“RAG”) and Waterford Wedgwood GmbH (“WW GmbH”) takes place, hand in hand with the restructuring of the debt for the parent company, Waterford Wegdwood plc (“WW plc.”), that has to be completed until 30.11.2003.

The restructuring of the credit line for RAG is an essential component of the refinancing requirements on the part of the debt capital investors on the part of WW plc:

Until the end of November 2003 about EUR 165 million shall be generated for WW plc by an issue of bonds and approx.  EUR 38 million by way of capital increase.  This will be partially used for a prepayment of facilities and “Private Placements”.  In doing so the debt capital investors are called upon to commit the credit lines middle-term.  In return securities can be granted.

Pursuant to RAG it is deemed to be agreed, that the following restructuring of the credit lines will become effective if the following conditions are met

•       the prolongation of the current shareholders’ loans in favour of RAG granted by Statum Limited in amount of EUR 13,000,000 and granted by WW GmbH in an amount of EUR 45,800,000 (except for EUR 5,000,000, that shall be transformed into equity capital of RAG by WW GmbH waiving the repayment of the loan in such amount; therefore evidence has to be provided, showing that the drawn loans remain unrepaid and the other terms and conditions of the shareholder loans remain unaltered, at least until 30 April 2005 as well as shareholders’ resolution have to be provided authorising the waiver of the repayment of the EUR 5 million shareholder loan (until 30.11.2003).  Furthermore the lenders undertake not to assign any claims under the shareholder loans to third parties

•       the security documents validly executed by RAG regarding the security transfer of the manufactured goods under the trademark “Hutschenreuther” the assignment of the trademark- and image rights “Rosenthal” until 30 November 2003

With the fulfilment of the conditions mentioned above the exisiting

1.     working capital facility granted to RAG in an amount of EUR 5,113,000.00 (in Worten: fünf Millionen einhundertdreizehntausend Euro), pursuant to a credit commitment as of 19.05./21.05.2003,

Security: Guarantee of WW plc. over DM 10,000,000.00 pursuant to a guarantee declaration as of 05.05.2000

2.     Syndicated loan facility granted to RAG in an amount of EUR 14,320,000.00 (in Worten: vierzehn Millionen dreihundertzwanzigtausend Euro) amount currently outstandin EUR 10,024,000, pursuant to a syndicated loan agreement as of 02.08./06.08.2001,

Security: Strong Letter of Comfort of WW plc. dated 31.07./02.08.2001, negative pledge with respect to trademark “Hutschenreuther” and pari passu statement in relation to current assets and floating capital of RAG

3.     working capital facility granted to WW GmbH in amount of EUR 5,000,000.00 (in Worten: fünf Millionen Euro), pursuant to a credit commitment dated 05.05/07.05.2003,

Security: Strong Letter of Comfort of WW plc. dated 15.05.2003 are repaid, resp. refinanced, and the security (Letter of comfort, Guarantee) granted by WW plc. is released versus repayment.

In addition the following existing loans exist:

4.     Credit by way of bank guarantee in relation to bank account No. 6821980923 in an amount of DM 4,200,000.00 (in Worten: vier Millionen zweihunderttausend DM) = 2,147,425.90 Euro pursuant to a credit commitment as of 26.11./30.11.1998

Security: The existing security and/or the security to be granted will secure all claims against you arising under the banking business relationship pursuant to the separately executed or to be executed security agreements

5.     refinanced special credit (Ergänzungsdarlehen II-Program der Bayerischen Landesanstalt für Aufbaufinanzierung) in relation to bank account No. 6821406020 in an amount of DM 10,000,000.00 (in Worten: zehn Millionen DM) pursuant to a credit agreement dated 15.04./18.04.196

Security:

•       EUR 511,291.88 enforceable land charge
registered in the relevant public land register
interest bearing 16,00 % p.a.

lfd. Nr. 8
On property:	95100 Selb, Geheimrat-Rosenthal-Str. 71
Owner	Rosenthal Aktiengesellschaft

•       EUR 511,291.88 enforceable uncertificated land charge
transferred
interest bearing 15,00 % p.a.

lfd. Nr. 7
On property:	95100 Selb, Geheimrat-Rosenthal-Str. 71
Owner	Rosenthal Aktiengesellschaft

•       EUR 4,090,335.05 enforceable uncertificated land charge
transferred
interest bearing 15,00 % p.a.

lfd. Nr. 6
On property:	95100 Selb, Geheimrat-Rosenthal-Str. 71
Owner	Rosenthal Aktiengesellschaft

The repayment of the loans No 1 and 2 mentioned above will take place in connection with the restructuring by the following loan agreement:

Upon the fulfilment of the conditions mentioned above RAG is granted the “Linie I” (Facility I) over EUR 15 million mentioned below.

We are pleased to offer you a current account credit facility (Linie I):

Amount:	EUR 15,000,000.00
(in Worten: fünfzehn Millionen Euro),

the special repayment in an amount of EUR 6,600,00 (in Worten: sechs Millionen sechshunderttausend Euro), which shall be made by WW plc. in connection with the captial measures mentioned above, primarily serves as repayment of our credit facility in favour of WW GmbH in the amount of 5,000,000.00 Euro (in Worten: fünf Millionen Euro).  After repayment of the remaining amount of 1,600,000.00 Euro (in Worten: eine Million sechshunderttausend) with respect to the facility granted to RAG a reduced credit line remains in the amount:

EUR 13,400,000 (dreizehn Millionen vierhunderttausend EURO) (Linie II)

If the restructuring, resp. capital market measures of WW plc., is going to fail, the aforementioned “Linie I” will be increased in an amount of EUR 5,000,000.00 (in Worten: fünf Millionen Euro) to an aggregate amount of EUR 20,000,000.00 (in Worten: zwanzig Millionen Euro) by way of assumption of the WW GmbH loan.  From the date of the assumption of the WW GmbH loan, the terms and conditions of this credit commitment shall also be applied to the WW GmbH loan, in particular including the existing security and/or the security accruing.

alternatively useable in EUR as:

1. current account credit on the bank account No: 0411/9631496 ofRAG

2.     euro credit in EUR on various bank accounts to the maximum amount of EUR 12,500,000.00 (in Worten: zwölf Millionen fünfhunderttausend Euro) resp. after the reduction of the credit line to a maximum amount of EUR 11,000,000.00 (in Worten: elf Millionen Euro) acceptance credit

3. acceptance credit on the bank account No: 0411/9631496

Borrower:	bank account No. 0411/9631496, Firma Rosenthal Aktiengesellschaft, Wittelsbacher Str. 43, 95100 Selb

Purpose of use:	The credit serves commercial purposes.

(financing Working Capital of RAG)

Maturity:	until 31, March 2005

As far as this credit commitment provides an alternatively use of the credit line in credit types with fixed interest rate, the credit section utilized as fixed interest rate credit cannot be repaid before the expiration of the relevant interest rate period.

Repayment:

From the 1.4.2005 on, an agreement in relation to repayment for a minimum amount of EUR 10,024,000 (equally to current outstanding amount under the syndicated loan) has to be entered into, which has to be negotiated with HypoVereinsbank and the LfA Förderbank Bayern until 31.3.2005.

Conditions:	ad 1: 2,75% over EURIBOR-ninety days’ loan p.a. of the utilization within the limits of the credit line.

This interest rate is valid until further notice. In the event of any changes to the general refinancing circumstances an adaptation of the interest rate by the bank takes place.

If the last public monthly average for EURIBOR-ninety days’ loan increases in relation to the monthly average of interest rate adaptation of the month before more than 0.25 basis points, the bank is entitled, to increase the interest rate of the agreement according to equitable discretion (§ 315 BGB); correspondingly the bank will reduce the interest rate of the agreement according to equitable discretion, if the monthly average for EURIBOR-ninety days’ loan decreases more than 0.25 basis points.

The exercise of equitable discretion will be conducted regardless of factors such as changes to the default risk of the customer, the rating of the bank as well as internal calculation regarding expenses.

Decreases of the interest rate will take place immediately after the publication of the aforementioned changes of the monthly average by noticing the borrower.  The bank is entitled to increase the interest rate within three month period, starting from the same point in time.

[ ]

In case of an increase of the interest rate of the agreement the borrower, if not agreed upon the opposite, is entitled to terminated the credit agreement pursuant to Nr. 12 Abs. 4 of the terms an conditions of the bank.

[ ]

The balancing of accounts will be done monthly.

Commitment fee:	1.25% p.a. of the relevant credit agreement committed but not utilised.

ad No. 2: Please liase with us with respect to the amount as well as the conditions of the relevant euro credit tranches from case to case. The margin for euro credit facilities is 2.75% p.a.

ad No. 3: conditions to be agreed case by case

Compensation for rendered services:
Payable in July resp. December, beginning July 2004 in the amount of 25,000 Euro plus VAT

Limitation of Actions:

The claims of the bank under this credit agreement becoming statute-barred after 5 years, beginning at the end of the year in which the claims accrue and in which the bank is aware or, without gross negligence, must have been aware of the circumstances giving rise to the claim and of the person of the obligor.

You will promptly inform us about changes in the shareholding/majority shareholding.

If the risk evaluation by the bank increases due to changes in shareholding, the bank, irrespectively further rights for security, has the right to demand additional security, according to Nr. 13 Abs. 2 of the terms and conditions.

If no additional security is granted, we are entitled to terminate the agreement according to Nr. 19 Abs. 3 of the terms and conditions.

Securities to be granted:

1.       the security transfer of manufactured goods of the trademark “Hutschenreuther”

2.       the pledge of the trademark- and image rights “Rosenthal”

The existing security and/or the security to be granted will secure all claims against You arising under the banking business relationship pursuant to the separately executed or to be executed security agreements

Additional stipulation:

Covenants: will be agreed short-term after presentation of the budgeted balance sheet of  RAG.  The financial covenants will be calculated on basis of audited end-of-year figures on basis of IAS (HGB) and under retention of the discretationary valuation to the greatest possible extent.

basis consolidated financial statement RAG

1.) Equity/ Total Assets >
2.) Equity absolute >

3.) net debt liabilities at banks/ EBITDA <

The covenants will be calculated and conformed by an auditor at the balance sheet date 31.3. on basis of the audited accounts mentioned above.  The annual accounts and the covenants calculated and conformed by an auditor have to be presented the latest four months after the balance sheet date.  Over the year the banks receive the semi-annual report on the 30.9. of each year including a forecast, that includes a covenant forecast for the fiscal year end the latest on the 31.12. of each year

Events of Default:

• In case of non-compliance with the covenants an exceptional event of default arises, the termination right pursuant to No 19.3 of our terms and conditions is unaffected hereof.

• Changes in the shareholding structure or the sale of the borrowing company.

Our definition of equity capital is:

Nominal capital (ggf. Komplementär- und kommanditkapital)
+	reserves
+	shares of minority shareholders
+/ . / .	accumulated profits/deficits, Verlustsonderkonto
+	balance sheet net results simplified form accumulated profit/deficits of the previous years (bei Kapitalgesellschaften)
=	liable equity
. / .	outstanding capital contributions
. / .	own shares
+	subordinated shareholder loans
+	other subordinated liabilities
+	60% special reserve/ untaxed special reserve with equity capital character
. / .	difference on consolidation

=	resources related to equity
=	equity capital in a broader sense
. / .	goodwill
. / .	accounting assistance
. / .	liabilities against non individual liable shareholders
. / .	not passivated pension obligations
=	economic equity capital (WEK)

[      ]

[      ]

[      ]

Information undertakings:

[      ]

With the acceptance of this credit agreement you are obliged, to send us your validly executed annual accounts on a regular basis.

[      ]

Furthermore we ask you to inform us on regular basis of three months periods about the economic development of the sub-group of RAG and WW GmbH by sending us a short-term income statement and balance sheet, backlog of orders and incoming orders messages for trademarks, if available profit centre accounts.  Please inform us quarterly about the development of the Waterford Wedgwood-Group in form and substance, in which these informations are provided to other financing partners.

As agreed you will present us the documents concerning the corporate planning (finance and liquidity plan, business volume- and profit preview) for the sub-group of RAG, the WW GmbH and the WW-Group.

Furthermore please inform us at least quarterly about the standing of the restructuring measures incl. the impact on profit and liquidity.  RAG provides a suitable reporting suggestion hereto.

As agreed the financing will partially take place with the LfA Förderbank Bayern.  The LfA Förderbank Bayern extents their credit tranche of Euro 2,506,000.00 (in Worten:  zwei Millionen fünfhundertsechstausend Euro) via sub participation with HVB until 31.03.2005 as well and adopts herewith theit credit tranche of the complete financing.

[      ]

[      ]

[      ]

[      ]

[      ]

Please return the executed copy of this agreement until 24 November 2003.

We are looking forward to a good cooperation.

Kind regards

Bayerische Hypo- und Vereinsbank

Aktiengesellschaft

Rudolf Albrecht                                   Dieter Heerdegen

Agreed by:

Rosenthal Aktiengesellschaft

Ort, Datum	Firma/Unterschrift Kreditnehmer

Acknowledged:

Waterford Wedgwood GmbH

Ort, Datum	Firma/Unterschrift Kreditnehmer

Statum Ltd.

Ort, Datum	Firma/Unterschrift Kreditnehmer

[      ]